SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2001

Arbitron Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-01969	52-0278528

(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification No.)
incorporation)

142 West 57th Street, New York, New York	10019-3300

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 887-1300

(Former name or former address, if changed since last report)

Item 5. Other Events.

             On August 6, 2001, we issued a press release announcing that it has reached multi-year, radio ratings license agreements with Clear Channel Radio that cover Clear Channel radio stations in the 130 markets that were under negotiation for the Spring 2001 survey. Clear Channel is our largest radio ratings subscriber and represented approximately 22% of our revenue in 2000. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)         Exhibits.

             99.1 Text of press release dated August 6, 2001

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ARBITRON INC.

Date: August 9, 2001	By: /s/ Stephen B. Morris
Stephen B. Morris President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Text of press release dated August 6, 2001

#15837